EXHIBIT 10.45


                               AMENDMENT NO. 2 TO
                          SPONSORED RESEARCH AGREEMENT


AMENDMENT TO RESEARCH AGREEMENT, effective June 22, 1999, by and between The University of North Carolina at Chapel Hill, having an address at 308 Bynum Hall, Chapel Hill, North Carolina (the "University"), and Renaissance Cell Technologies, Inc., a corporation existing under the laws of the State of Delaware, and having an address P.O. Box 14287, Research Triangle Park, North Carolina 27709 (the "Sponsor").


Amendment to "Paragraph 4: Reimbursement of Costs, from the Fully Executed Agreement between Renaissance Cell Technologies, UNC at Chapel Hill and Dr. Lola
M. Reid laboratory, effective 1, July, 1997.


                                   WITNESSETH:


WHEREAS, it is stated that "The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research in an amount not to exceed $450,000.00 per year for each of the first two (2) years hereunder ($50,000.00 of which in each of the first two years shall be for building up fit)...


WHEREAS, After the first two years, the parties shall agree to each following year's budget prior to commencement of such year.


WHEREAS, the first two years of this Sponsored Research Agreement is approaching its conclusion for the funding period this coming June 30, 1999, as described in the Fully Executed Agreement between Renaissance Cell Technologies, UNC at Chapel Hill and Dr. Lola M. Reid laboratory;


NOW, THEREFORE, the aforementioned parties hereto agree to the following:

1. Sponsor agrees that funds designated in the first funding period for building upfit may instead be applied by the University toward the direct and indirect costs associated with the extended period agreed upon herein.

2. The scope of work for the extended period shall be as set forth on Exhibit A to the Fully Executed Agreement, with the following additional activities:

         Streamline and refine the current progenitor cell sorting methodologies, conduct IN VITRO and IN VIVO fate studies to determine the ultimate fate of the isolated cells and develop alternative



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strategies for isolation of the liver stem or progenitor cells.

 2. The Sponsor shall continue to provide funding in the amount of no less than $450,000.00 per year during July 1, 1999 through June 30, 2000, as described in EXHIBIT B hereto.

 3. All other provisions of the Fully Executed Agreement shall continue in full force and effect.




IN WITNESS WHEREOF, the aforementioned parties hereto have executed this Agreement by their duly authorized officers or representatives.


THE UNIVERSITY OF NORTH CAROLINA                     SPONSOR
AT CHAPEL HILL

By: /s/ Robert P. Lowman                             By: /s/ W. Bennett Love
   ------------------------                             -----------------------
Robert P. Lowman, Ph.D.                              W. Bennett Love,

Associate Vice Provost,                              Vice President,


Date: Aug 26, 1999                                   Date: June 24, 1999
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Consented to by Principal Investigator:

By:    /s/ Lola M. Reid
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Name:      Lola M. Reid
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Title:     Professor, Cellular & Molecular Physiology
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Date:      June 22, 1999
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